Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8, No. 333-42878), pertaining the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement,

•	Registration Statement (Form S-8, No. 333-71904), pertaining the Emmis Communications Corporation 2001 Equity Incentive Plan,

•	Registration Statement (Form S-8, No. 333-92318), pertaining the Emmis Communications Corporation 2002 Equity Compensation Plan, and

•	Registration Statement (Form S-8, No. 333-117033), pertaining the Emmis Communications Corporation 2004 Equity Compensation Plan of Emmis Communications Corporation and Emmis Operating Company

of our report dated May 6, 2010, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 28, 2010.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 6, 2010